Exhibit 10.1

SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND

FOURTH AMENDMENT TO AMENDED AND RESTATED SECURITY AGREEMENT

THIS SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND FOURTH AMENDMENT TO AMENDED AND RESTATED SECURITY AGREEMENT (this “Amendment”) is made and entered into this 26th day of February, 2009, by and among CARAUSTAR INDUSTRIES, INC., a North Carolina corporation (“Caraustar”), each subsidiary of Caraustar listed on the signature pages hereto as a “Borrower” (Caraustar and each such subsidiary shall be referred to herein, collectively, as the “Borrowers” and each individually as a “Borrower”), each subsidiary of Caraustar listed on the signature pages hereto as a “Guarantor” (each such subsidiary shall be referred to herein, collectively, as the “Guarantors” and each individually as a “Guarantor”), the financial institutions party to the Credit Agreement (as defined below) from time to time as lenders (such financial institutions, together with their respective successors and assigns, shall be referred to herein, collectively, as “Lenders” and each individually as a “Lender”), and BANK OF AMERICA, N.A., a national banking association, in its capacity as agent for the Lenders (together with its successors and assigns in such capacity, “Agent”).

Recitals:

The Borrowers, the Guarantors, the Lenders and the Agent are parties to (i) that certain Amended and Restated Credit Agreement dated as of March 30, 2006 (as at any time amended, restated, modified or supplemented, the “Credit Agreement”), pursuant to which the Agent and the Lenders have made certain revolving credit and term loans and other financial accommodations to the Borrowers, and (ii) that certain Amended and Restated Security Agreement dated as of March 30, 2006 (as at any time amended, restated, modified or supplemented, the “Security Agreement”), pursuant to which the Borrowers and the Guarantors have granted to the Agent, for the benefit of the Lenders, a continuing Lien on the Collateral to secure the Obligations.

The parties desire to amend the Credit Agreement and the Security Agreement as hereinafter set forth.

NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Definitions. All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Credit Agreement.

2. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

(a) By deleting Section 2.5 of the Credit Agreement in its entirety and by substituting in lieu thereof the following new Section 2.5:

2.5 Unused Line Fee. On the first day of each month, and on the Termination Date, the Borrowers agree to pay to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, an unused line fee (the “Unused Line Fee”) equal to 0.50% per annum times the Unused Line Amount for the month of February, 2009, and 0.75% per annum times the Unused Line Amount for each month thereafter. As used herein, the term “Unused Line Amount” shall mean the amount by which the Maximum Revolver Amount exceeded the sum of the average daily outstanding amount of Revolving Loans and the average daily undrawn face amount of outstanding Letters of Credit during the immediately preceding month or shorter period if calculated on the Termination Date. The Unused Line Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. For purposes of calculating the Unused Line Fee pursuant to this Section 2.5, all principal payments received by the Agent which have been credited to the Borrowers’ Loan Account shall be deemed to be credited to the Borrowers’ Loan Account on the date that such credit actually occurs.

(b) By deleting clause (f) of Section 7.9 of the Credit Agreement and by substituting in lieu thereof the following new clause (f):

(f) Reserved; and

(c) By deleting clause (c) of Section 7.14 of the Credit Agreement and by substituting in lieu thereof the following new clause (c):

(c) No later than April 30, 2009, the Borrowers shall provide the Agent (i) evidence of the repayment or redemption in full of the Senior Notes (2009) through a Permitted Senior Note Refinancing or pursuant to Section 7.14(a)(iii) or of the defeasance of the Borrowers’ obligations under the covenants under the Senior Note Indenture (2009) in accordance with the terms thereof or (ii) notice of the principal amount of the Senior Notes (2009) that remain or will remain outstanding on April 30, 2009, in which event the Agent may (and upon the written request of Required Lenders shall) establish Reserves in an amount equal to the outstanding principal amount of the Senior Notes (2009), which Reserves will be released by the Agent on the date of any repayment or redemption in full of the Senior Notes (2009) (or defeasance of the Borrowers’ obligations under the covenants under the Senior Note Indenture (2009)) permitted hereunder.

(d) By deleting clause (a) of Section 8.2 of the Credit Agreement and by substituting in lieu thereof the following new clause (a):

(a) The following statements shall be true, and the acceptance by any Borrower of any extension of credit shall be deemed to be a statement to the effect set forth in clauses (i), (ii), (iii), and (iv) with the same effect as the delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer, dated the date of such extension of credit, stating that:

(i) The representations and warranties contained in this Agreement and the other Loan Documents are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date and except to the extent the Agent and the Lenders have been notified in writing by the Obligors that any representation or warranty is not correct and the Required Lenders have explicitly waived in writing compliance with such representation or warranty; and

(ii) No event has occurred and is continuing, or would result from such extension of credit, which constitutes a Default or an Event of Default; and

(iii) No event has occurred and is continuing, or would result from such extension of credit, which has had or could reasonably be expected to have a Material Adverse Effect; and

(iv) Obligors in the aggregate hold less than $1,000,000 in unrestricted cash or liquid investments.

(e) By adding the following new definitions of “Federal Funds Rate”, “Prime Rate”, and “Sixth Amendment Date” to Annex A to the Credit Agreement in proper alphabetical sequence:

“Federal Funds Rate” means (a) the weighted average of interest rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on the applicable Business Day (or on the preceding Business Day, if the applicable day is not a Business Day), as published by the Federal Reserve Bank of New York on the next Business Day; or (b) if no such rate is published on the next Business Day, the average rate (rounded up, if necessary, to the nearest 1/8 of 1%) charged to the Bank on the applicable day on such transactions, as determined by Agent.

“Prime Rate” means the rate of interest announced by the Bank from time to time as its prime rate. Such rate is set by the Bank on the basis of various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate. Any change in such rate announced by the Bank shall take effect at the opening of business on the day specified in the public announcement of such change.

“Sixth Amendment Date” means February 26, 2009.

(f) By deleting the definitions of “Applicable Margin,” “Average Availability”, “Base Rate”, “Letter of Credit Subfacility”, “Maximum Revolver Amount”, “Permitted Distribution” and “Unused Letter of Credit Subfacility” contained in Annex A to the Credit Agreement and by substituting in lieu thereof the following new definitions:

“Applicable Margin” means, from the Sixth Amendment Date until March 1, 2009:

(i) with respect to Base Rate Revolving Loans and all other Obligations (other than LIBOR Revolving Loans), 4.00%;

(ii) with respect to LIBOR Revolving Loans, 5.00%.

The “Applicable Margin” shall thereafter be adjusted (up or down) prospectively according to the pricing grid set forth below on the first day of each calendar month (beginning on March 1, 2009), as determined on each such adjustment date by the Average Availability for the calendar month most recently ended:

LEVEL	AVERAGE AVAILABILITY (measured for the fiscal month most recently ended)	LIBOR REVOLVING LOANS	BASE RATE REVOLVING LOANS
I	Less than $20 million	5.50%	4.50%
II	Greater than or equal to $20 million	5.00%	4.00%

If a Default or Event of Default has occurred and is continuing at the time any reduction in the Applicable Margin is to be implemented, no reduction may occur until the first day of the first calendar month following the date on which such Default or Event of Default is waived or cured.

“Average Availability” means, (a) in the case of any calculation as of the last day of any fiscal quarter, the average daily Availability during the fiscal quarter then ended, or (b) in the case of any calculation as of the last day of any other fiscal month for purposes of Section 7.4(b), the average daily Availability during the three fiscal month period then ended, or (c) in the case of any calculation as of the last day of any other fiscal month for purposes of determining the Applicable Margin, the average daily Availability during the fiscal month then ended.

“Base Rate” means, for any day, a per annum rate equal to the greater of (a) the Prime Rate for such day; (b) the Federal Funds Rate for such day, plus 0.50%; or (c) the LIBOR Rate for a 30 day interest period as determined on such day, plus 1.0%. Each Interest Rate based upon the Base Rate shall be adjusted simultaneously with any change in the Base Rate.

“Letter of Credit Subfacility” means $22,000,000.

“Maximum Revolver Amount” means $70,000,000, as reduced from time to time in accordance with Section 3.2(a).

“Permitted Distributions” means Distributions by any Subsidiary of an Obligor to such Obligor.

“Unused Letter of Credit Subfacility” means an amount equal to $22,000,000 minus the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit plus, without duplication, (b) the aggregate unpaid reimbursement obligations with respect to all Letters of Credit.

(g) By deleting the lead-in clause at the beginning of the definition of “LIBOR Rate” contained in Annex A to the Credit Agreement, and by substituting in lieu thereof the following new lead-in clause:

“LIBOR Rate” means, for any Interest Period, with respect to LIBOR Rate Loans, the greater of (i) a rate of interest per annum equal to 2.0% or (ii) the rate of interest per annum determined pursuant to the following formula:

(h) By deleting clause (q) of the definition of “Restricted Investment” contained in Annex A to the Credit Agreement, and by adding the word “and” immediately preceding clause (p) of such definition.

3. Amendments to Security Agreement. The Security Agreement is hereby amended by deleting the definitions of “Dominion Date” contained in Section 1 of the Security Agreement and by substituting in lieu thereof the following new definition:

“Dominion Date” means April 30, 2009, on which date Agent shall, in accordance with the terms of each Blocked Account Agreement, give notice to the applicable Clearing Bank that Agent is exercising dominion over the applicable Payment Account and that withdrawals by Grantors are no longer permitted from such Payment Account, provided that, Agent may exercise such dominion prior to April 30, 2009 if, at any time prior to such date, (a) the unpaid balance of Revolving Loans is greater than $0 or (b) an Event of Default occurs.

4. Consent to Delivery of Audited Financial Statements for 2008 Fiscal Year Subject to Certain Qualification. At the request of Borrowers, notwithstanding the requirement of Section 5.2(a) of the Credit Agreement that the financial statements to be delivered thereunder be accompanied by an unqualified report from Obligors’ independent certified public accountants, Agent and the Required Lenders hereby consent and agree that, in connection with the delivery by Borrowers to Agent and Lenders of such financial statements pursuant to Section 5.2(a) of the Credit Agreement for the 2008 Fiscal Year, such statements, when delivered, shall be accompanied by a report thereon of independent certified public accountants selected by the Obligors and reasonably satisfactory to the Agent, which may be qualified as to going concern, but only as a result of the requirement for payment upon maturity of the Senior Notes (2009) on June 1, 2009.

5. Ratification and Reaffirmation. Each Obligor hereby ratifies and reaffirms the Obligations, each of the Loan Documents and all of such Obligor’s covenants, duties, indebtedness and liabilities under the Loan Documents.

6. Interest Rate Disclosure. The Base Rate on the date hereof is 3.25% per annum and, therefore, after giving effect to the amendments set forth in this Amendment, the rate of interest in effect hereunder on the date hereof, expressed in simple interest terms, is 7.25% per annum with respect to any portion of the Revolving Loans bearing interest as a Base Rate Loan. The 30-day LIBOR Rate on the date hereof is 2.00% per annum and, therefore, after giving effect to the amendments set forth in this Amendment, the rate of interest in effect hereunder on the date hereof, expressed in simple interest terms, is 7.00% per annum with respect to any portion of the Revolving Loans bearing interest as a LIBOR Loan with a 30-day Interest Period.

7. Additional Covenants. To induce Agent and Lenders to enter into this Amendment, each of the Obligors hereby covenants and agrees to (a) execute and deliver, or cause to be executed and delivered, to the Agent, within thirty (30) days after the date hereof (or such greater period as the Agent may otherwise agree in writing), such documents and agreements, and shall take or cause to be taken such actions, as the Agent may reasonably request, to properly record and reflect of record with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, (i) Obligors’ title and ownership of all of their patents, trademarks and copyrights and other Proprietary Rights, and (ii) Agent’s Liens with respect thereto, (b) use commercially reasonably efforts to promptly take or cause to be taken such other steps as are reasonably deemed necessary or desirable by Agent to maintain and protect Agent’s first priority Liens in the Collateral, and (c) prepare and deliver to Agent on or before March 6, 2009 (or such later date as the Agent may otherwise agree in writing) updates to Schedules 6.11, 7.13, and 7.18 of the Credit Agreement, Schedules I and II to the Security Agreement, and any other Schedules to the Credit Agreement and Security Agreement that Agent may request during such period, and to execute and deliver to Agent and Lenders any documents or instruments necessary to amend the Credit Agreement and Security Agreement in order to give effect to any updating changes to the Schedules thereto, in each case in form and substance satisfactory to Agent.

8. Acknowledgments and Stipulations. Each Obligor acknowledges and stipulates that the Credit Agreement, the Security Agreement and the other Loan Documents executed by such Obligor are legal, valid and binding obligations of such Obligor that are enforceable against such Obligor in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by such Obligor); the security interests and liens granted by such Obligor in favor of the Agent are duly perfected, first priority security interests and Liens; and, on and as of the opening of business on February 23, 2009, the unpaid principal amount of the Revolving Loans and the face amount of all issued and outstanding Letters of Credit totaled $15,705,940.50.

9. Representations and Warranties. Each Obligor represents and warrants to the Agent and the Lenders, to induce Agent and each Lender to enter into this Amendment, that no Default or Event of Default exists on the date hereof; the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of such Obligor and this Amendment has been duly executed and delivered by such Obligor; and all of the representations and warranties made by such Obligor in the Credit Agreement and the Security Agreement are true and correct on and as of the date hereof.

10. References to the Credit Agreement and the Security Agreement. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” or words of like import shall mean and be a reference to the Credit Agreement, as amended by this Amendment, and each reference in the Security Agreement is to “this Agreement,” “hereunder,” or words of like import shall mean and be a reference to the Security Agreement, as amended by this Amendment.

11. Breach of Amendment. This Amendment constitutes a Loan Document, and a breach of any representation, warranty or covenant herein shall have the consequences set forth in the Credit Agreement.

12. Conditions Precedent. The effectiveness of the amendments contained in Sections 2 and 3 hereof are subject to the satisfaction of each of the following conditions precedent in a manner satisfactory to the Agent and the Required Lenders, unless satisfaction thereof is specifically waived in writing by the Agent and each such Lender:

(a) The Agent shall have received a duly executed counterpart of this Amendment from each of the Obligors and the Required Lenders;

(b) The Agent shall have received the Amendment Fee; and

(c) No Default or Event of Default shall be in existence.

13. Amendment Fee; Expenses of the Agent. In consideration of the willingness of Agent and the Required Lenders to enter into this amendment as set forth herein, Borrowers agree to pay to Agent, for the benefit of those Lenders who are signatories hereto, a fee in the amount of $175,000 (the “Amendment Fee”) in immediately available funds on the date hereof. Each Lender that is a signatory hereto shall receive an amount equal to its Allocated Share of the Amendment Fee. As used herein, “Allocated Share” shall mean, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender’s Commitment and the denominator of which is the sum of the amounts of the Commitments of all Lenders that are signatories hereto. Additionally, Borrowers agree to pay, on demand, all costs and expenses incurred by the Agent in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the reasonable costs and fees of the Agent’s legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.

14. Effectiveness; Governing Law. This Amendment shall be effective upon acceptance by the Agent and the Required Lenders (notice of which acceptance is hereby waived), whereupon the same shall be governed by and construed in accordance with the internal laws of the State of Georgia.

15. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

16. No Novation, etc. Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Credit Agreement, the Security Agreement or any of the other Loan Documents, each of which shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and both the Credit Agreement and the Security Agreement, each as herein modified, shall continue in full force and effect.

17. Counterparts; Telecopied Signatures. This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission or by email in portable document format (PDF) shall be deemed to be an original signature hereto.

18. Further Assurances. Each Obligor agrees to take such further actions as Agent shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

19. Section Titles. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.

20. Release of Claims. To induce the Agent and the Lenders to enter into this Amendment, each Obligor hereby releases, acquits and forever discharges the Agent and each Lender, and all officers, directors, agents, employees, successors and assigns of the Agent and each Lender, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that such Obligor now has or ever had against the Agent or any Lender arising under or in connection with any of the Loan Documents or otherwise. Each Obligor represents and warrants to the Agent and the Lenders that such Obligor has not transferred or assigned to any Person any claim that such Obligor ever had or claimed to have against the Agent or any Lender.

21. Waiver of Jury Trial. To the fullest extent permitted by applicable law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.

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IN WITNESS WHEREOF, the parties have entered into this Amendment on the date first above written.

BORROWERS	CARAUSTAR INDUSTRIES, INC.

	By:	/s/ Ronald J. Domanico
Ronald J. Domanico, Senior Vice President

CARAUSTAR CUSTOM PACKAGING GROUP, INC.

	By:	/s/ Ronald J. Domanico
Ronald J. Domanico, Vice President

CARAUSTAR RECOVERED FIBER GROUP, INC.

	By:	/s/ Ronald J. Domanico
Ronald J. Domanico, Vice President

CARAUSTAR INDUSTRIAL AND CONSUMER PRODUCTS GROUP, INC.

	By:	/s/ Ronald J. Domanico
Ronald J. Domanico, Vice President

CARAUSTAR MILL GROUP, INC.

	By:	/s/ Ronald J. Domanico
Ronald J. Domanico, Vice President

SPRAGUE PAPERBOARD, INC.

	By:	/s/ Ronald J. Domanico
Ronald J. Domanico, Vice President

GUARANTORS	PBL INC.

	By:	/s/ Ronald J. Domanico
Ronald J. Domanico, Vice President

GYPSUM MGC, INC.

	By:	/s/ Ronald J. Domanico
Ronald J. Domanico, Vice President

McQUEENEY GYPSUM COMPANY

By:	/s/ Ronald J. Domanico
Ronald J. Domanico, Vice President

CARAUSTAR, G.P.

By:	CARAUSTAR INDUSTRIES, INC., General Partner

	By:	/s/ Ronald J. Domanico
Ronald J. Domanico, Senior Vice President

By:	CARAUSTAR INDUSTRIAL AND CONSUMER PRODUCTS GROUP, INC., General Partner

	By:	/s/ Ronald J. Domanico
Ronald J. Domanico, Vice President

McQUEENY GYPSUM COMPANY, LLC

By:	McQUEENEY GYPSUM COMPANY, Sole Member

	By:	/s/ Ronald J. Domanico
Ronald J. Domanico, Vice President

RECCMG, LLC

By:	CARAUSTAR MILL GROUP, INC., Sole Member

	By:	/s/ Ronald J. Domanico
Ronald J. Domanico, Vice President

FEDERAL TRANSPORT, INC.

By:	/s/ Ronald J. Domanico
Ronald J. Domanico, Vice President

AUSTELL HOLDING COMPANY, LLC

By:		CARAUSTAR INDUSTRIES, INC., Sole Member

	By:	/s/ Ronald J. Domanico
Ronald J. Domanico, Senior Vice President

CAMDEN PAPERBOARD CORPORATION

By:		/s/ Ronald J. Domanico
Ronald J. Domanico, Vice President

CHICAGO PAPERBOARD CORPORATION

By:		/s/ Ronald J. Domanico
Ronald J. Domanico, Vice President

HALIFAX PAPER BOARD COMPANY, INC.

By:		/s/ Ronald J. Domanico
Ronald J. Domanico, Vice President

CARAUSTAR CUSTOM PACKAGING GROUP (MARYLAND), INC.

By:		/s/ Ronald J. Domanico
Ronald J. Domanico, Vice President

PARAGON PLASTICS, INC.

By:		/s/ Ronald J. Domanico
Ronald J. Domanico, Vice President

[Signatures continued on following page]

AGENT	BANK OF AMERICA, N.A., as Agent

	By:	/s/ Walter T. Shellman
Walter T. Shellman, Senior Vice President

REQUIRED LENDERS	BANK OF AMERICA, N.A.

	By:	/s/ Walter T. Shellman
Walter T. Shellman, Senior Vice President

WELLS FARGO FOOTHILL, LLC

	By:	/s/ Krista Wade
	Name:	Krista Wade
	Title:	Assistant Vice President

GENERAL ELECTRIC CAPITAL CORPORATION

	By:	/s/ Robert A. Miller
	Name:	Robert A. Miller
	Title:	Authorized Signator

JPMORGAN CHASE BANK, N.A.

	By:	/s/ Jeff A. Tompkins
	Name:	Jeff A. Tompkins
	Title:	Vice President